UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

STANDARD AVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-34893	27-3100949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2640 Monroeville Boulevard, Monroeville, Pennsylvania, 15146

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 856-0363

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	STND	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Immediately following the proposed merger (the “Merger”) of Standard AVB Financial Corp. (“Standard”) with Dollar Mutual Bancorp (“Dollar”), all Standard common stock in the Standard Bank 401(k) Plan (the “Standard 401(k) Plan”) will be converted into the right to receive $33.00 per share. While the trustee of the Standard 401(k) Plan is taking the steps necessary to process and implement this conversion of shares, the participants in the Standard 401(k) Plan will be unable to diversify investments in or out of the Standard stock fund, which constitutes a “blackout period” for the Standard 401(k) Plan (the “Standard 401(k) Plan blackout period”). The Standard 401(k) Plan blackout period is expected to begin at 12:01 a.m., EDT, on May 14, 2021, and on May 28, 2021. The Merger and related transactions remain subject to customary closing conditions set forth in the merger agreement.

Pursuant to the Securities and Exchange Commission’s Regulation BTR, a corresponding blackout period will be imposed on all of Standard’s directors and executive officers with respect to equity securities acquired in connection with their service to Standard. On May 6, 2021, Standard sent a notice to its directors and executive officers informing them of the Standard 401(k) Plan blackout period, during which time they will be prohibited from engaging in transactions in Standard equity securities acquired in connection with their service to Standard and its affiliates (the “Notice”). Due to the timing of the receipt of the final regulatory approval required for the completion of the Merger, Standard has reasonably determined that it is unable to provide 15 days’ of advance notice of the blackout period to its directors and officers, and is providing the Notice as soon as reasonably practicable.

Standard provided the Notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission’s Regulation BTR. A copy of the Notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached as Exhibit 99.1 and incorporated herein by reference.

During the Standard 401(k) Plan blackout period, participants in the Standard 401(k) Plan, Standard shareholders or other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period from, and may direct other inquiries about the blackout period to Susan Parente, at Standard AVB Financial Corp. Inc., 2640 Monroeville Boulevard, Monroeville, Pennsylvania, 15146 or at 412-856-0363. During the two year period following the ending date of the Standard 401(k) Plan blackout period, Standard shareholders or other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period from, and may direct other inquiries about the blackout period to, Susan Parente, 2640 Monroeville Boulevard, Monroeville, Pennsylvania, 15146 or at 412-856- 0363.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers of Standard AVB Financial Corp. Regarding Blackout Period and Regulation BTR Trading Restrictions, dated May 6, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD AVB FINANCIAL CORP. (Registrant)

Date: May 6, 2021	By:	/s/ Andrew W. Hasley
Andrew W. Hasley
President and Chief Executive Officer